Exhibit 3.20

BY-LAWS

OF

BAKELITE NORTH AMERICA HOLDING COMPANY

a Delaware corporation

ARTICLE I

OFFICES

SECTION 1.1. Registered Office. The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and registered agent of the corporation may be changed from time to time by action of the registered agent or the board of directors in accordance with the laws of the State of Delaware.

SECTION 1.2. Other Offices. The corporation may also have offices at such other places both within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.1. Annual Meeting. The annual meeting of the stockholders shall be held each year on the second Friday in March, commencing with the year 1999, at the corporation’s principal place of business or at such other time and place as may be determined by the board of directors or the president, for the purposes of electing directors and for the transaction of such other business as may come before the meeting. If such day should fall on a legal holiday, the meeting shall be held on the next succeeding business day that is not a legal holiday.

If the election of directors shall not be held on the day hereinbefore designated for the annual meeting, or at any adjournment thereof, the board of directors shall cause such election to be held at a special meeting of stockholders as soon thereafter as convenient.

SECTION 2.2. Special Meetings. Except as otherwise prescribed by statute, special meetings of the stockholders for any purpose or purposes may be called and the location thereof designated by the board of directors or the president.

SECTION 2.3. Place of Meetings. Each meeting of the stockholders shall be held at the principal executive office of the corporation, unless the board of directors by resolution,

or the president, designate any other place, within or without the State of Delaware, as the place of such meeting.

SECTION 2.4. Notice. Written or printed notice stating the place, date and time of each annual or special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat not less than 10 days nor more than 60 days, unless otherwise provided by statute, before the date of the meeting. Whenever under the provisions of the statute, the certificate of incorporation or these by-laws notice is required to be given to any stockholder, director or member of any committee designated by the board of directors, it shall not be construed to require personal delivery and such notice may be given in writing by depositing it in the United States mails, air mail or first class, postage prepaid, by telefax, or by express overnight courier addressed to such stockholder, director or member either at the address of such stockholder, director or member as it appears on the books of the corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus deposited in the United States mails delivered by telefax over the telephone lines, or delivered to the overnight courier service, as the case may be. Such requirement for notice shall be deemed satisfied, except in the case of a stockholder meeting with respect to which written notice is mandatorily required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice period required by law or these by-laws.

SECTION 2.5. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statute, the certificate of incorporation, or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent thereto. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committee of directors need be specified in any written waiver of notice unless so required by statute, the certificate of incorporation or these by-laws.

SECTION 2.6. Stockholders List. At least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder, shall be prepared by the officer having charge of the stock ledger. Such list shall be open to examination of any stockholder of the corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 2.7. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the corporation for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.8. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.9. Vote Required. When a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 2.10. Voting Rights. Except as otherwise provided by these by-laws, or by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 7.6 of ARTICLE VII hereof, every stockholder shall be entitled to one vote for each share of common stock held by such stockholder.

SECTION 2.11. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

SECTION 2.12. Voting of Certain Shares. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his or her administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee, receiver or pledgee and entitled to vote may be voted by such trustee, receiver or pledgee either in person or by proxy as provided by Delaware law.

SECTION 2.13. Action by Written Consent. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding capital stock of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, the principal place of business of the corporation, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the registered office of the corporation shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

SECTION 2.14. Treasury Stock. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by such corporation, shall not be entitled to vote nor counted for quorum purposes. Nothing in this section shall be construed to limit the right of this corporation to vote shares of its own stock held by it in a fiduciary capacity.

ARTICLE III

DIRECTORS

SECTION 3.1. Number, Election and Term of Office. The board of directors of the corporation shall consist of three members. The number of directors may be changed from time to time by amendment to these by-laws. A decrease in the number of directors does not shorten an incumbent director’s term.

Directors shall be elected by the stockholders at each annual meeting. Each director shall hold office until a successor is duly elected and qualified, or until his or her earlier death, resignation or removal as hereinafter provided.

SECTION 3.2. Management of Affairs of Corporation. The property and business of the corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by stockholders. In case the corporation shall transact any business or enter into any contract with a director, or with any firm of which one or more of its directors are members, or with any trust, firm, corporation or association in which any director is a stockholder, director or officer or otherwise interested, the officers of the corporation and directors in question shall be severally under the duty of disclosing all material facts as to their interest to the remaining directors promptly if and when such interested officers or such interested directors in question shall become advised of the circumstances. In the case of continuing relationships in the normal course of business such disclosure shall be deemed effective, when once given, as to all transactions and contracts subsequently entered into.

SECTION 3.3 Resignations and Vacancies. Any director may resign at any time by giving written notice to the board of directors or to the president. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any other time than the annual meeting of the stockholders, any vacancy occurs in the board of directors caused by resignation, death, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, may choose a successor, or fill the newly created directorship, and the director so chosen shall hold office until the next annual election of directors by the stockholders and until his or her successor shall be duly elected and qualified, unless sooner displaced.

SECTION 3.4. Removal. A director or the entire board of directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed and the certificate of incorporation provides for cumulative voting, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he or she is a part. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

SECTION 3.5. Annual Meetings. The annual meeting of the board of directors shall be held, without other notice than this by-law, immediately after, and at the same place as, the annual meeting of the stockholders.

SECTION 3.6. Special Meetings. Special meetings of the board of directors may be called by the president and shall be called by the secretary or any other officer at the request of a majority of the directors, to be held at such time and place, either within or without the State of Delaware, as shall be designated by the call and specified in the notice of such meeting. Notice thereof shall be given as provided in Section 3.7 of these by-laws.

SECTION 3.7. Notice of Meetings. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called on notice to each director, either personally, by telephone, by mail or by telefax not less than twenty-four (24) hours’ before the date of the meeting. Any director may waive notice of any meeting. Except as otherwise provided by law or by these by-laws, a director’s attendance at a regular or special meeting shall constitute a waiver of notice of such meeting.

SECTION 3.8. Quorum Required, Vote and Adjournment. At each meeting of the board of directors, the presence of not less than a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.9. Communications Equipment. Unless otherwise restricted by the certificate of incorporation, any member of the board of directors or of any committee designated by the board may participate in a meeting of the directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

SECTION 3.10. Presumption of Assent. Unless otherwise provided by statute, a director of the corporation who is present at a meeting of the board of directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.11. Action By Written Consent. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

SECTION 3.12. Presiding Officer. The presiding officer at any meeting of the board of directors shall be the president or, in his or her absence, any director elected chairman by vote of a majority of the directors present at the meeting.

SECTION 3.13. Executive Committee. The board of directors may, by resolution passed by a majority of the whole board, designate two or more directors of the corporation to constitute an executive committee, which, to the extent provided in the resolution and by Delaware law, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.

SECTION 3.14. Other Committees. The board of directors may, by resolution passed by a majority of the whole board, designate such other committees as it may from time to time determine. Each such committee shall consist of one or more directors and shall serve for such term and shall have and may exercise, during intervals between meetings of the board of directors, such duties, functions and powers as the board of directors may from time to time prescribe, subject to the limitations of Delaware law.

SECTION 3.15. Alternates. The board of directors may from time to time designate from among the directors alternates to serve on one or more committees as occasion may require. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of such absent or disqualified member.

SECTION 3.16. Quorum and Manner of Acting - Committees. The presence of a majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action thereat.

SECTION 3.17. Committee Chairman, Books and Records, Etc. The chairman of each committee shall be selected from among the members of the committee by the board of directors.

Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the board of directors at its next meeting.

Each committee shall fix its own rules of procedure not inconsistent with these by-laws or the resolution of the board of directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

SECTION 3.18. Fees and Compensation of Directors. Directors shall not receive any stated salary for their services as such; but, by resolution of the board of directors, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the board. Members of the board shall be allowed their reasonable traveling expenses when actually engaged in the business of the corporation. Members of any committee may be allowed like fees and expenses for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 3.19. Reliance Upon Records. Every director of the corporation, or member of any committee designated by the board of directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

SECTION 3.20. Dividends and Reserves. Dividends upon stock of the corporation may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent, permitted by law. The board of directors may set apart, out of any funds of the corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

ARTICLE IV

OFFICERS

SECTION 4.1. Offices and Official Positions. The officers of the corporation shall consist of a president, a treasurer, a secretary and an assistant secretary. The president shall be the chief executive officer. In addition to the foregoing, the officers may consist of one or more vice presidents, assistant secretaries, assistant treasurers, and other officers as the board of directors shall determine. Any two or more offices may be held by the same person. The board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible. None of the officers need be a director, a stockholder of the corporation or a resident of the State of Delaware. The board of directors may from time to time establish, and abolish, official positions within the divisions into which the business and operations of the corporation are divided, pursuant to Section 5.1 of these by-laws, and assign titles and duties to such positions. Those appointed to official positions within divisions may, but need not, be officers of the corporation. The board of directors shall appoint officers to official positions within a division and may with or without cause remove from such a position any person appointed to it. In any event, the authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.

SECTION 4.2. Election and Term of Office. The officers of the corporation shall be elected at the organizational meeting of the board of directors, and thereafter, annually by the board of directors at their first meeting held after each regular annual meeting of the stockholders. If the election of officers shall not be held at such meeting of the board, such election shall be held at a regular or special meeting of the board of directors as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualified or until his or her death, resignation or removal as hereinafter provided.

SECTION 4.3. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors then in office at any regular or special meeting of the board; but such removal shall be without prejudice to the contract rights, if any, of such person so removed. Any officer may resign at any time by giving written notice to the board of directors, to the president or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term by the board of directors.

SECTION 4.5. President. The president shall be the chief executive officer of the corporation, and may be referred to as president, chief executive officer, or both. He or she shall have the overall supervision of the business of the corporation and shall direct the affairs and policies of the corporation, subject to such policies and directions as may be provided by the board of directors. He or she shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these by-laws or action of the board of directors. He or she shall also have power to execute, and shall execute, deeds, mortgages, bonds, contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president in general shall have all other powers and shall perform all other duties which are incident to the chief executive office of a corporation or as may be prescribed by the board of directors from time to time.

SECTION 4.6. Vice Presidents. In the absence of the president, at his or her request or in the event of his or her inability or refusal to act, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors or the president, shall perform all duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties, not inconsistent with the statutes, these by-laws, or action of the board of directors, as from time to time may be prescribed for them, respectively, by the board of directors or the president. Any vice president may sign, with the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certificates for shares of stock of the corporation the issuance of which shall have been duly authorized by the board of directors.

SECTION 4.7. Secretary. The secretary shall: (a) keep the minutes of the meetings of the stockholders, the board of directors and committees of directors, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) have charge of the corporate records and of the seal of the corporation; (d) affix the seal of the corporation, if any, or a facsimile thereof, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized by the board of directors or otherwise in accordance with the provisions of these by-laws; (e) keep a register of the post office address of each stockholder, director and committee member which shall from time to time be furnished to the secretary by such stockholder, director or member; (f) sign with the president or any vice president, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. He or she may delegate such details of the performance of duties of his or her office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties.

SECTION 4.8. Treasurer. The treasurer, if there is a treasurer, shall: (a) be responsible to the board of directors for the receipt, custody and disbursement of all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with the provisions of Section 6.4. of these by-laws; (c) disburse the funds of the corporation as ordered by the board of directors or the president or as otherwise required in the conduct of the business of the corporation; (d) render to the president or the board of directors, upon request, an account of all his or her transactions as treasurer and on the financial condition of the corporation; and (e) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president, the board of directors or these by-laws. He or she may sign, with the president, or a vice president, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by resolution of the board of directors. He or she may delegate such details of the performance of duties of his or her office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum, and with such surety or sureties, as the board of directors shall determine.

SECTION 4.9. Assistant Treasurers and Assistant Secretaries. The assistant treasurers and assistant secretaries shall perform all functions and duties which the secretary or treasurer, as the case may be, may assign or delegate; but such assignment or delegation shall not relieve the principal officer from the responsibilities and liabilities of his or her office. In addition, an assistant secretary or an assistant treasurer, as thereto authorized by the board of directors, may sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been duly authorized by resolution of the board of directors; and the assistant secretaries and assistant treasurers shall, in general, perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or by the board of directors. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums, and with such surety or sureties, as the board of directors shall determine.

SECTION 4.10. Salaries. The salaries of the officers may be fixed from time to time by the board of directors or by such officer as it shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he or she is also a director of the corporation.

ARTICLE V

DIVISIONS

SECTION 5.1. Divisions of the Corporation. The board of directors shall have the power to create and establish such operating divisions of the corporation as it may from time to time deem advisable.

SECTION 5.2. Official Positions Within a Division. The president may appoint individuals, whether or not they are officers of the corporation, to, and may, with or without cause, remove them from, official positions established within a division, but not filled by the board of directors. (See also Section 4.1 of these by-laws.)

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 6.1. Contracts and Other Instruments. The board of directors may authorize any officer(s), agent(s) or employee(s) to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, or of any division thereof, and such authority may be general or confined to specific instances.

SECTION 6.2. Loans. No loans shall be contracted on behalf of the corporation, or any division thereof, and no evidence of indebtedness shall be issued in the name of the corporation, or any division thereof, unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 6.3. Checks, Drafts, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, or any division thereof, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall from time to time be authorized by the board of directors.

SECTION 6.4. Deposits. All funds of the corporation, or any division thereof, not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE VII

CERTIFICATES OF STOCK AND THEIR TRANSFER

SECTION 7.1. Certificates of Stock. The certificates of stock of the corporation shall be in such form as may be determined by the board of directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the president or vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any officer of the corporation may be facsimile. In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been issued, such certificate may nevertheless be issued with the same effect as if he or she were such officer at the date of issue. All certificates properly surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and cancelled and the corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the corporation, as the board of directors may prescribe specifically or in general terms or by delegation to a transfer agent for the corporation. (See Section 7.2.)

SECTION 7.2. Lost, Stolen or Destroyed Certificates. The board of directors in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of a new certificate or uncertificated shares.

SECTION 7.3. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to the certificate or shares represented thereby of which the corporation shall have notice and subject to such rules and regulations as the board of directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the corporation, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof or by his or her attorney or successor duly authorized as evidenced by documents filed with the secretary or transfer agent of the corporation.

SECTION 7.4. Restrictions on Transfer. Any stockholder may enter into an agreement with other stockholders or with the corporation providing for reasonable limitation or restriction on the right of such stockholder to transfer shares of capital stock of the corporation held by him, including, without limiting the generality of the foregoing, agreements granting to such other stockholders or to the corporation the right to purchase for a given period of time any of such shares on terms equal to terms offered such stockholders by any third party. Any such limitation or restriction on the transfer of shares of this corporation must be set forth conspicuously on certificates representing shares of capital stock or, in the case of uncertificated shares, contained in a notice sent pursuant to Section 151(f) of the General Corporation Law of Delaware, in which case the corporation or the transfer agent shall not be required to transfer such shares upon the books of the corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction.

SECTION 7.5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

SECTION 7.6. Stockholders of Record. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.1. In General. Each person who at any time is or shall have been a director, officer, employee or agent of the corporation, or is or shall have been serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his or her heirs, executors and administrators, shall be indemnified by this corporation in accordance with and to the full extent permitted by the Delaware General Corporation Law as in effect at the time of adoption of this by-law or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

The corporation shall, in its discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

SECTION 8.2. Insurance. If authorized by the board of directors, the corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the General Corporation Law of Delaware as in effect at the time of the adoption of this by-law or as amended from time to time.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SECTION 9.2. Corporate Seal. The board of directors may adopt a corporate seal which shall have inscribed thereon the name of the corporation, and the words “CORPORATE SEAL” and “DELAWARE;” and it shall otherwise be in the form approved by the board of directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

ARTICLE X

AMENDMENTS

SECTION 10.1. In General. Any provision of these by-laws (except as provided in Section 10.2 hereof) may be altered, amended or repealed from time to time by the affirmative vote of a majority of the stock having voting power present in person or by proxy at any annual meeting of stockholders at which a quorum is present, or at any special meeting of stockholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting, or by the affirmative vote of a majority of the directors then qualified and acting at any regular or special meeting of the board; provided, however, that the stockholders may provide specifically for limitations on the power of directors to amend particular by-laws and, in such event, the directors’ power of amendment shall be so limited; and further provided that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

SECTION 10.2 Required Vote. Notwithstanding anything contained in Section 10.1 of this ARTICLE X, the affirmative vote of a majority of shares entitled to vote therefor at a stockholder’s meeting, or, subject to such limitations as the stockholders may from time to time prescribe, shall be required to alter, amend or repeal, or adopt any provisions inconsistent with Section 3.1 of ARTICLE III of these by-laws, to fix or change (including by increase or decrease) the number of directors of the corporation.

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